UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

MARSHALL HOLDINGS INTERNATONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-27879	88-0301278
(Commission File Number)	(IRS Employer Identification No.)

2750 West Brooks Avenue, Suite 103	89032
North Las Vegas, Nevada	(Zip Code)
(principal executive offices)

(702) 317-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2008, we executed a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with CAMOFI Master LDC and CAMHZN Master LDC (collectively, “CAMOFI”) with respect to that certain Purchase Agreement dated as of October 31, 2007 (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, there were executed and delivered those certain CAMOFI 12% Secured Promissory Notes due May 1, 2008, Letter Agreement, (Fuselier) Guarantee, Marshall Holdings Guarantee, Mortgage (Nevada), Mortgage (Utah), Security Agreement, Security Interest and Pledge Agreement, Common Stock Purchase Warrant to Purchase 424,936 Shares of Common Stock of Marshall Holdings International, Inc., and Common Stock Purchase Warrant to Purchase 1,200,063 Shares of Common Stock of Marshall Holdings International, Inc., all of which are more fully described in the Purchase Agreement (all of such documents, including the Purchase Agreement, are collectively, the “Transaction Documents”).

To date, we have been unable to satisfy certain of our obligations as described in the Transaction Documents.  In that regard, we and CAMOFI wished to settle all claims, disputes, and obligations between us arising out of or related to the Transaction Documents, including all claims asserted or that could have been asserted in the Transaction Documents, as follows:

1.           Settlement.  In settlement of all of our obligations as described in the Transaction Documents, we (a) agreed to pay to CAMOFI the sum of $1,000,000 (the “Settlement Payment”) on or before 90 days from June 17, 2008, and (b) until such time as CAMOFI shall have notified us in writing that it has sold or otherwise disposed of all of the shares of Marshall Holdings common stock (the “Shares”) held by it, we shall cooperate fully with CAMOFI and its counsel and deliver, within a reasonable time, upon the request of CAMOFI or its counsel any and all opinions of counsel, certificates, agreements, instruments and documents reasonably requested by CAMOFI or its counsel to enable CAMOFI to sell or otherwise dispose of its Shares.  Our performance under this Paragraph 1 and Paragraph 2 hereof is expressly made a condition precedent to CAMOFI’s release of Marshall Holdings as set forth in Paragraph 3 hereof, and the release set forth in Paragraph 3 shall not become effective until we have satisfied in full all of our obligations under Paragraphs 1 and 2.

2.           Consideration.  In addition to the Settlement Payment, as consideration for the execution of the Agreement, we shall, simultaneously with the execution of the Settlement Agreement pay to CAMOFI (a) the sum of $20,000 and (b) the sum of $15,000 as reimbursement for legal fees and as a management fee, the payment of which grants to us the right to make the Settlement Payment on or before 30 days from June 17, 2008.  If the Settlement Payment is not made within 30 days from June 17, 2008, we shall pay to CAMOFI an additional $20,000 before 31 days from June 17, 2008, the payment of which will grant to us the right to make the Settlement Payment on or before 60 days from June 17, 2008.  If the Settlement Payment is not made within 60 days from June 17, 2008, we shall pay to CAMOFI an additional $20,000 before 61 days from June 17, 2008, the payment of which will grant to us the right to make the Settlement Payment on or before 90 days from June 17, 2008, which extension shall be final.  Notwithstanding anything contained in the Settlement Agreement to the contrary, upon Marshall Holdings’ breach of any of its obligations contained in the Settlement Agreement (x) the Settlement Agreement shall become null and void and of no further effect, (y) CAMOFI shall be entitled to retain any payments made to it by us in accordance with the Settlement Agreement, and (z) the Transaction Documents shall remain unchanged and in full force and effect, and CAMOFI shall be entitled to pursue any and all of its remedies hereunder.

3.           General Release of Marshall Holdings.  Subject to and expressly conditioned upon the performance by Marshall Holdings of all of its obligations under Paragraphs 1 and 2 hereof, at such time as CAMOFI shall have determined that we have fully satisfied all of our obligations under Paragraphs 1 and 2 hereof, CAMOFI, individually and for its assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, without any further action, shall be deemed to have released and forever discharged Marshall Holdings, their assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, it may now own or hereafter acquire against Marshall Holdings, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Transaction Documents, the transactions and occurrences described in the Transaction Documents, any other instrument, agreement or transaction, whether written or oral, in connection with the Transaction Documents, or any other transaction or occurrence of any nature whatsoever occurring before the execution of the Settlement Agreement, save only the executory provisions of the Settlement Agreement.  Upon Marshall Holdings’ satisfaction in full of all of its obligations under the Settlement Agreement, Marshall Holdings will have no further obligation with respect to any of the Transaction Documents, and the Transaction Documents shall have no further force or effect.  Notwithstanding anything contained in the Settlement Agreement to the contrary, upon Marshall Holdings’ breach of any of its obligations contained in the Settlement Agreement (a) the Settlement Agreement shall become null and void and of no further effect, (b) CAMOFI shall be entitled to retain any payments made to it by Marshall Holdings in accordance with the Settlement Agreement, and (c) the Transaction Documents shall remain unchanged and in full force and effect, and CAMOFI shall be entitled to pursue any and all of its remedies hereunder.

4.           Acknowledgment by CAMOFI.  Upon Marshall Holdings’ satisfaction in full of all of its obligations under the Settlement Agreement, CAMOFI, without any further action, shall be deemed to have acknowledged and agreed that the release and discharge set forth above shall be a general release.  It is understood and agreed to by the parties that the Settlement Agreement is a compromise of all obligations of Marshall Holdings in connection with the Transaction Documents.  CAMOFI further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of CAMOFI formed after consultation with its attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of Marshall Holdings as to the liability, if any, of Marshall Holdings, or the value of the Transaction Documents or any other matter relating thereto.  Additionally, CAMOFI expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by Marshall Holdings to CAMOFI or its attorney in order to induce the execution of the Settlement Agreement.

5.           General Release of CAMOFI.  As a result of the mutual covenants and considerations contained in the Settlement Agreement, Marshall Holdings, individually and for its assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, stockholders, officers, directors employees, underwriters, attorneys, and trustees, and any other person at interest therewith, hereby releases and forever discharges CAMOFI, its partners, employees, assigns, predecessors, successors, joint venturers, heirs, executors, administrators, personal representatives, and trustees, and any other person at interest therewith, from and against any and all claims, demands, debts, interest, expenses, dues, liens, liabilities, causes of action including court costs or attorneys’ fees, or any other form of compensation, they may now own or hereafter acquire against CAMOFI, whether statutory, in contract, in tort, either at law or in equity, including quantum meruit, as well as any other kind or character of action on account of, growing out of, relating to or concerning, whether directly or indirectly, the Transaction Documents, the transactions and occurrences described in the Transaction Documents, any other instrument, agreement or transaction, whether written or oral, in connection with the Transaction Documents, or any other transaction or occurrence of any nature whatsoever occurring before the execution of the Settlement Agreement, save only the executory provisions of the Settlement Agreement.

6.           Acknowledgment by Marshall Holdings.  Marshall Holdings acknowledges and agrees that the release and discharge set forth above is a general release.  It is understood and agreed to by the parties that the Settlement Agreement is a compromise of all obligations of Marshall Holdings in connection with the Transaction Documents.  Marshall Holdings further acknowledges that the general release set forth herein above is given voluntarily, based solely upon the judgment of Marshall Holdings formed after consultation with their attorney, and is not based upon any representations or statements of any kind or nature whatsoever made by or on behalf of CAMOFI as to the liability, if any, of Marshall Holdings, or the value of the Transaction Documents or any other matter relating thereto.  Additionally, Marshall Holdings expressly states and acknowledges that no promise, agreement, or representation, other than those expressed herein, have been made by CAMOFI to Marshall Holdings or their attorney in order to induce the execution of the Settlement Agreement.

A copy of the Settlement Agreement is attached to this Current Report as an exhibit.  The Purchase Agreement was previously reported by us on our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, filed on April 15, 2008, as amended on April 16, 2008, and April 24, 2008, with the Securities and Exchange Commission.  A copy of the Purchase Agreement was attached to our Annual Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1, above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1*
Settlement Agreement and Mutual Release (the “Agreement”) dated as of June 17, 2008 by and among Marshall Holdings International, Inc., a Nevada corporation formerly known as “Gateway Distributors, Ltd.” and CAMOFI Master LDC and CAMHZN Master LDC.

__________
*      Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2008.

MARSHALL HOLDINGS INTERNATIONAL, INC.

	By	/s/ Richard A. Bailey
Richard A. Bailey, Chief Executive Officer